Exhibit g(vii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                  Amendment to
                                    EXHIBIT A
                                     to the
                                Custody Agreement

                               The Wachovia Funds



The Wachovia Funds (the "Trust") consists of the following portfolio(s) (the "Funds") effective as of the dates set forth below:


        Wachovia U.S. Government Money Market Fund      March 9, 1992
        Wachovia U.S. Treasury Money Market Fund        March 9, 1992
        Wachovia Tax-Free Money Market Fund             March 9, 1992
        Wachovia Money Market Fund                      March 9, 1992
        Wachovia Prime Cash Management Fund             June 11, 1992
        Wachovia Balanced Fund                          April 3, 1993
        Wachovia Equity Fund                            April 3, 1993
        Wachovia Equity Index Fund                      April 3, 1993
        Wachovia Fixed Income Fund                      April 3, 1993
        Wachovia Short-Term Fixed Income Fund           April 3, 1993
        Wachovia Special Values Fund                    April 3, 1993
        Wachovia Quantitative Equity Fund               December 9, 1993
        Wachovia Emerging Markets Fund                  December 10, 1994
        Wachovia Growth & Income Fund                   December 4, 1997
        Wachovia Intermediate Fixed Income Fund         March 4, 1998
        Wachovia Executive Equity Fund                  June 3, 1999
        Wachovia Executive Fixed Income Fund            June 3, 1999
        Wachovia Personal Equity Fund                   July 1, 1999

As revised:  July 1, 1999